Exhibit B-23(a)

                CERTIFICATE OF INCORPORATION
                             OF
                   ENTERGY AUSTRALIA, INC.



THE  UNDERSIGNED, in order to form a corporation hereinafter stated,  under and pursuant to the provisions of the General

Corporation Law of the State of Delaware does hereby certify as follows:



     FIRST:  The name of the Corporation is Entergy Australia,

     Inc.

     SECOND: The registered office of the Corporation is  to

     be  located  at  1209 Orange Street, in  the   City  of

     Wilmington, in the County of New Castle, in  the  State

     of  Delaware.  The name of its registered agent at that

     address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage  in

     any  lawful act or activity for which a corporation may

     be  organized  under  the General  Corporation  Law  of

     Delaware  as  presently in effect or as may hereinafter

     be amended.

     FOURTH:   The  total number of shares of capital  stock

     which  the Corporation is authorized to issue is  1,000

     shares  of capital stock having no par value per  share

     and  of  one class; such class is hereby designated  as

     common stock.

     FIFTH: No stockholder shall be entitled as a matter  of

     right  to subscribe for, purchase or receive any shares

     of   the  stock  or  any  rights  or  options  of   the

     Corporation which it may issue or sell, whether out  of

     the number of shares authorized by this Certificate  of

     Incorporation  or by amendment thereof or  out  of  the

     shares of the stock of the Corporation acquired  by  it

     after the issuance thereof, nor shall any stockholder be

     entitled as a matter of right to purchase or subscribe

     for or receive any bonds, debentures or other obligations

     which  the Corporation may issue or sell that shall  be

     convertible into or exchangeable for stock or to  which

     shall  be attached or appertain any warrant to warrants

     or  other  instrument or instruments that shall  confer

     upon  the holder or owner of such obligation the  right

     to  subscribe for or purchase from the Corporation  any

     share  of  its  capital stock, but all such  additional

     issues   of  stock,  rights,  options,  or  of   bonds,

     debentures  or  other obligations convertible  into  or

     exchangeable  for stock or to which warrants  shall  be

     attached  or appertain or which shall confer  upon  the

     holder  the  right  to subscribe for  or  purchase  any

     shares  of stock may be issued and disposed of  by  the

     Board  of Directors to such persons and upon such terms

     as   in   their  absolute  discretion  they  may   deem

     advisable, subject only to such limitations as  may  be

     imposed in this Certificate of Incorporation or in  any

     amendment thereto.

     SIXTH: An annual meeting of stockholders shall be  held

     for  the  election of Directors and the transaction  of

     such  other  business as may properly come before  said

     meeting.  Special meetings of the stockholders  of  the

     Corporation shall be held whenever called in the manner

     required  by the laws of the State of Delaware  or  for

     purposes  as  to  which  there  are  special  statutory

     provisions, and for other purposes whenever  called  by

     resolution  of  the  Board  of  Directors,  or  by  the

     Chairman of the Board, the President, or the holders of

     a  majority of the issued and outstanding shares of the

     common  stock of the Corporation.  Except as  otherwise

     provided herein, any such annual or special meeting  of

     stockholders shall be held on a date and at a time  and

     place as may be designated by or in the manner provided

     in the By-Laws.

     SEVENTH:   The   name  and  mailing  address   of   the

     Incorporator  is  Frederick F. Nugent, Three  Financial

     Centre,  Suite 210, 900 South Shackleford Road,  Little

     Rock, Arkansas  72211.

     EIGHTH:  The number of Directors which shall constitute

     the whole Board shall be not less than one (1) nor more

     than  ten  (10).   Within such limits,  the  number  of

     Directors  shall be fixed and may be altered from  time

     to  time,  as  provided  in the By-Laws.   Election  of

     Directors  need not be by ballot unless the By-Laws  so

     provide.    Directors   need   not   be   stockholders.

     Directors shall be elected at the annual meeting of the

     stockholders  of  the  Corporation,  except  as  herein

     provided,  to  serve until the next annual  meeting  of

     stockholders and until their respective successors  are

     duly  elected and have /qualified.  Vacancies occurring

     among  the Directors (other than in the case of removal

     of  a  Director) shall be filled by a majority vote  of

     the  Directors then in office with the consent  of  the

     holders  of  a  majority of the issued and  outstanding

     common  stock  of  the  Corporation,  or  by  the  sole

     remaining Director with the consent of the holders of a

     majority of the issued and outstanding common stock  of

     the  Corporation, or by resolution duly adopted by  the

     holders  of  a  majority of the issued and  outstanding

     common  stock of the Corporation, at a special  meeting

     held  for such purpose, or by action taken in  lieu  of

     such  meeting,  or  at  the  next  annual  meeting   of

     stockholders following any vacancy. At any  meeting  of

     stockholders of the Corporation called for the purpose,

     the holders of a majority of the issued and outstanding

     shares  of  the  common stock of  the  Corporation  may

     remove  from office, with or without cause, any or  all

     of  the Directors and the successor of any Director  so

     removed  shall be elected by the holders of a  majority

     of  the  issued  and outstanding common  stock  of  the

     Corporation at such meeting or at a later meeting.

     NINTH:  All corporate powers shall be exercised by  the

     Board  of  Directors  of  the  Corporation  except   as

     otherwise  provided  by law or by this  Certificate  of

     Incorporation  or  by any By-Laws  from  time  to  time

     passed by the stockholders (provided, however, that  no

     By-Law so created shall invalidate any prior act of the

     Directors  which was valid in the absence of  such  By-

     Law).   In  furtherance and not in  limitation  of  the

     powers  conferred  by law, the Board  of  Directors  is

     expressly  authorized (a) to make,  alter,  amend,  and

     repeal  the By-Laws of the Corporation, subject to  the

     power  of  the stockholders, to alter, amend or  repeal

     such By-Laws, (b) to authorize and cause to be executed

     mortgages  and  liens  upon all  or  any  part  of  the

     property of the Corporation; (c) to determine  the  use

     and  disposition of any surplus or net profits; and (d)

     to  fix  the  times for the declaration and payment  of

     dividends.

     TENTH: Directors, as such, shall not receive any stated

     salary  for their services, but, by resolution  of  the

     Board  of  Directors,  a  fixed  sum  and  expenses  of

     attendance,  if any, may be allowed for  attendance  at

     each  regular,  special or committee  meeting  of   the

     Board; provided that nothing herein contained shall  be

     construed  to  preclude any Director from  serving  the

     Corporation   in  any  other  capacity  and   receiving

     compensation therefor.

     ELEVENTH:  When  and as authorized by  the  affirmative

     vote  of the holders of a majority of the common  stock

     of the Corporation, issued and outstanding, given at  a

     stockholders' meeting duly called for that purpose,  or

     when  authorized by the written consent of the  holders

     of  a  majority of the common stock of the  Corporation

     issued  and  outstanding, the Board  of  Directors  may

     cause the Corporation to sell, lease or exchange all or

     substantially   all,  of  its  property   and   assets,

     including  its good will and its corporate  franchises,

     upon   such   terms  and  conditions   and   for   such

     consideration, which may be whole or in part shares  of

     stock   in,  and/or  other  securities  of,  any  other

     corporation or corporations, as the Board of  Directors

     shall deem expedient and for the best interests of  the

     Corporation.

     TWELFTH: The Board of Directors may not cause the

     Corporation to merge or consolidate with or into any

     other corporation or corporations, unless such merger

     or consolidation shall have been authorized by the

     affirmative vote of the holders of a majority of the

     common stock of the Corporation, issued and

     outstanding, given at a stockholders' meeting called

     for that purpose, or authorized by the written consent

     of the holders of a majority of the common stock of the

     Corporation issued and outstanding.

     THIRTEENTH:   To the fullest permitted by the  laws  of

     the  State  of  Delaware, or any other  applicable  law

     presently  or  hereafter in affect, a Director  of  the

     Corporation  shall not be liable to the Corporation  or

     its  stockholders  for monetary  damages  for  or  with

     respect to any acts or omissions in the performance  of

     his duties.



     Any  repeal or modifications of the foregoing paragraph

     by  the  stockholders  of  the  Corporation  shall  not

     adversely affect any right or protection of a  Director

     of  the Corporation existing at the time of such repeal

     or modification.

     FOURTEENTH:   If  after the date of  adoption  of  this

     Certificate  of  lncorporation any  provision  of  this

     Certificate  of  Incorporation is  invalidated  on  any

     grounds  by  any court of competent jurisdiction,  then

     only  such  provision shall be deemed  inoperative  and

     null and void and the remainder of this Certificate  of

     Incorporation shall not be affected thereby.

     FIFTEENTH: The Corporation reserves the right to amend,

     alter, change or repeal any provision contained in this

     Certificate  of  Incorporation in  the  manner  now  or

     hereafter prescribed by law, and all rights and  powers

     conferred   herein  on  stockholders,   Directors   and

     officers are subject to this reserved power.



IN  WITNESS WHEREOF, I have hereunto set my hand  this  24th day of, October, 1995.



                                   Incorporator:



                                   ________________________

                                   Frederick F. Nugent
                                   Three Financial Centre
                                   900 S. Shackleford, Suite 210
                                   Little Rock, Arkansas 72211
In the presence of:

____________________________

                  Entergy Australia, Inc.

             Instrument of Incorporator Setting
                Forth Action Taken in Lieu of
                    Organization Meeting

     The undersigned, being the sole incorporator of Entergy Australia, Inc. ("Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation Law"), hereby takes and consents to the following action:

     WHEREAS, Section 108 of the Corporation Law authorizes the incorporator of the Corporation to take, by written consent without a meeting, any action submitted to be taken at an organizational meeting:

     NOW THEREFORE, BE IT

     RESOLVED, that the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on October 24, 1995, be and hereby is approved, and that the Secretary of the Corporation, when appointed be and hereby is instructed to file said Certificate of Incorporation in the minute book of the Corporation; and

     RESOLVED, that the By-Laws annexed hereto, having been read and considered section by section, be and hereby are adopted as the By-laws of the Corporation, and that the Secretary of the Corporation, when appointed, be and hereby is instructed to enter the said By-Laws in the minute book of the Corporation; and

     RESOLVED, that the following individuals be and hereby are elected as directors to hold office until the first annual meeting of stockholders of the Corporation:

               Terry L. Ogletree
               Gerald D. McInvale
               Michael G. Thompson

     IN WITNESS WHEREOF, I have signed this instrument this 24th day of October, 1995.

                              Incorporator
                              Frederick F. Nugent

                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION
                  BEFORE PAYMENT OF CAPITAL
                             OF
                   ENTERGY AUSTRALIA, INC.

     The undersigned, being all of the directors of Entergy
Australia, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST:    That Article First of the Certificate of
Incorporation be and it hereby is amended to read as follows:

          The name of the corporation is Entergy Power
Development International Corporation.

     SECOND:   That the corporation has not received any
payment for any of its stock.

     THIRD:    That the amendment was duly adopted in
accordance with the provisions of section 241 of the General
Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 30th day of November 1995.


                              Terry L. Ogletree, Director



                              Gerald D. McInvale, Director


                              Michael G. Thompson, Director

                      STATE OF DELAWARE

              OFFICE OF THE SECRETARY OF STATE

     I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certficate of Amendment of "Entergy Australia, Inc.", changing its name from "Entergy Australia, Inc." to "Entergy Power Development International Corporation", filed in this office on the seventh day of December, A.D. 1995, at 10:30 o'clock A.M.

     A certified copy of this certificate has been forwarded to the New Castle County recorded of deeds for recording.







                              Edward J. Freel, Secretary of State

                              Authentication:     7739805
                              Date:               12-07-95

                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION
                  BEFORE PAYMENT OF CAPITAL
                             OF
     ENTERGY POWER DEVELOPMENT INTERNATIONAL CORPORATION

     The undersigned, being all of the directors of Entergy
Power Development International Corporation, a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST:    That Article Four of the Certificate of
Incorporation be and it hereby is amended to read as follows:

          The total number of shares of capital stock which the Corporation is authorized to issue is 10,000 shares of capital stock having no par value per share and of one class; such class is hereby designated as common stock.

     SECOND:   That the corporation has not received any
payment for any of its stock.

     THIRD:    That the amendment was duly adopted in
accordance with the provisions of section 241 of the General
Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 7th day of December 1995.


                              Terry L. Ogletree, Director



                              Gerald D. McInvale, Director


                              Michael G. Thompson, Director